UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As described under Item 5.02 below, William Turner, has accepted an offer to become the Executive Vice President and Chief Financial Officer of Mattson Technology, Inc. (the "Company"). Mr. Turner's employment will be pursuant to the terms of a letter agreement, and he is expected to receive stock options and/or restricted stock units, and to enter into a "change of control agreement," as further described in the last three paragraphs of Item 5.02, which are incorporated by reference under this Item 1.01. Mr. Turner's preexisting relationship with the Company is described in the fourth paragraph of Item 5.02, which is also incorporated by reference under this Item 1.01.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Director and Principal Executive Officer.

In connection with his planned retirement from the Company, it is anticipated that Ludger Viefhues will resign from the position of Executive Vice President and Chief Financial Officer, effective January 1, 2007. In the interim period, it is expected that Mr. Viefhues will remain in that position during a transition of responsibilities to William I. Turner.

(c) Appointment of New Principal Executive Officers.

On July 26, 2006, the Company announced that William I. Turner has accepted an offer to become the Company's Executive Vice President and Chief Financial Officer, following a transition period while Mr. Viefhues remains in office. The Company expects that Mr. Turner will commence employment at the end of August, and will take office as Chief Financial Officer effective upon the resignation of Mr. Viefhues, planned to occur on or about January 1, 2007.

Mr. Turner, 50, has served as a member of the Company's Board of Director since November 2002. Mr. Turner has also served as Chairman of the Company's Audit Committee. He resigned as the Chairman and as a member of the Company's Audit Committee effective July 18, 2006, in preparation for his transition to an executive officer of the Company. From 1983 to 1997, Mr. Turner was employed by KLA-Tencor Corporation ("KLA"). Mr. Turner was the Vice President, Finance of KLA from 1996 to 1997, and was the Corporate Controller of KLA from 1989 to 1996.

Mr. Turner's employment will be pursuant to a letter agreement (the "Agreement") accepted on July 18, 2006, under which Mr. Turner will be an "at will" employee, will have an initial salary equivalent to $320,000 per year, and will be eligible to participate in the Company's bonus program (with target bonus of 50% of salary, and potential bonus of 100% of salary, dependent on Company performance) and health and other benefits programs. Mr. Turner will also receive a hiring bonus of $30,000, and will receive up to $50,000 either paid towards his relocation expenses, or paid as an addition to his first year salary. The Company will recommend that its Board of Directors approve the grant to Mr. Turner of a stock option, and/or a combination of stock options and restricted stock units, to purchase 120,000 shares of common stock, vesting over four years in accordance with the Company's 2005 Equity Compensation Plan and standard forms of agreement. The option exercise price will be determined at the date of grant, which will be on or after the date Mr. Turner commences employment.

Although the Company has not yet entered into a definitive agreement, the Company anticipates that it will enter into an Executive Change of Control Agreement with Mr. Turner in substantially the same form as the current agreement with Mr. Viefhues (the "Severance Agreement"). The Severance Agreement would provide that severance benefits become payable to Mr. Turner in the event that, within 12 months following a "Change of Control" of the Company (described below), Mr. Turner is terminated by the Company without good cause. In that event, upon signing a general release, Mr. Turner would become entitled to receive continuing payment of his then-current base salary and continued coverage under the Company's medical and dental plan, for a severance period of 9 months. In the event that, within 12 months following a Change of Control of the Company, Mr. Turner terminates his employment with the Company for "good reason" (defined to include a significant reduction in base salary, the assignment of duties which reflect a material adverse change in his responsibility or status, and transfer of his place of employment by 50 miles or more), and gives 30 days written notice of termination to the Company, then, upon signing a general release, Mr. Turner would be entitled to receive continuing payment of his then-current base salary and continued coverage under the Company's medical and dental plan, for a severance period of 18 months.

In addition, the Severance Agreement is expected to provide for accelerated vesting of all of Mr. Turner's unvested stock options and/or restricted stock units following a Change of Control in the event of a termination that triggers severance benefits. If any part of the benefits under the Severance Agreement is determined by the Company's accountants to be an excess parachute payment under Section 280G of the Internal Revenue Code, then at Mr. Turner's option, the payment would be reduced to the minimum extent necessary to have no excess parachute payment. "Change of Control" is defined in the Severance Agreements as an acquisition by any person of beneficial ownership of 50% or more of the Company's voting stock, certain mergers or other business combinations involving the Company, the sale, exchange or transfer of all or substantially all of the assets of the Company, or a liquidation or dissolution of the Company.

Item 7.01.    Regulation FD Disclosure.

On July 26, 2006, the Company issued a press release announcing the transition plans under which Mr. Turner is to become the Executive Vice President and Chief Financial Officer of the Company, and that Mr. Viefhues would resign as Chief Financial Officer, effective January 1, 2007. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	July 26, 2006 Press Release by Mattson Technology, Inc.*

__________

*Pursuant to Item 7.01 of Form 8-K, Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2006

Mattson Technology, Inc.

By: /s/ Ludger Viefhues

Ludger Viefhues
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	July 26, 2006 Press Release by Mattson Technology, Inc. Also provided in PDF format as a courtesy.